SBC 0543

STAR BULK CARRIERS CORP.

INCORPORATED UNDER THE LAWS OF THE REPUBLIC OF THE MARSHALL ISLANDS
300,000,000 Common Shares – Par Value U.S.$.01 each
25,000,000 Preferred Shares – Par Value U.S.$.01 each

SHARES

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP Y8162K 12 1

THIS CERTIFIES THAT

SPECIMEN

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.01 EACH OF THE COMMON STOCK OF

STAR BULK CARRIERS CORP.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: SPECIMEN

STAR BULK CARRIERS CORP. CORPORATE SEAL 2006

SECRETARY

PRESIDENT AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(Brooklyn, NY)
TRANSFER AGENT AND REGISTRAR
BY
AUTHORIZED SIGNATURE